Exhibit 99.1
Universal Reports Fourth Quarter 2024 Results

•Diluted GAAP earnings per common share (EPS) of $0.21; diluted adjusted* EPS of $0.25
•Annualized return on average common equity (“ROCE”) of 6.2%, annualized adjusted* ROCE of 6.5%
•Direct premiums written of $470.9 million, up 8.8% from the prior year quarter
•Book value per share of $13.28, up 12.7% year-over-year; adjusted book value per share of $15.53, up 8.3% year-over-year
•Total capital returned to shareholders of $16.2 million, including $7.7 million of share repurchases, a $0.16 per share regular dividend and a $0.13 per share special dividend

* Reconciliations of GAAP to non-GAAP financial measures are provided in the attached tables.

Fort Lauderdale, Fla., February 25, 2025 – Universal Insurance Holdings (NYSE: UVE) (“Universal” or the “Company”) reported fourth quarter and full year 2024 results.

“In 2024, we experienced three hurricanes, including Debbie, Helene and Milton, and we’re working hard, as we always do, to help our customers restore their lives,” said Stephen J. Donaghy, Chief Executive Officer. “We continue to see progress relative to claims trends in our Florida book and recently filed a modest rate decrease in the state that’s directly correlated with the legislative changes made in December 2022. We’re already well underway negotiating and placing our 2025 reinsurance program with 92% of our first event catastrophe tower already placed as we stand here today, along with significant additional multi-year capacity secured for the 2026 hurricane season.”

Summary Financial Results

($thousands, except per share data)	Three Months Ended December 31,				Twelve Months Ended December 31,
	2024	2023	Change		2024	2023	Change
GAAP comparison
Total revenues	$384,809	$375,456	2.5%		$1,520,536	$1,391,582	9.3%
Operating income	$8,957	$27,531	(67.5)%		$91,087	$94,880	(4.0)%
Operating income margin	2.3%	7.3%	(5.0)	pts	6.0%	6.8%	(0.8)	pts

Net income available to common stockholders	$6,016	$19,997	(69.9)%		$58,918	$66,813	(11.8)%
Diluted earnings per common share	$0.21	$0.68	(69.1)%		$2.01	$2.22	(9.5)%

Annualized ROCE	6.2%	24.9%	(18.7)	pts	16.5%	21.2%	(4.7)	pts
Book value per share, end of period	$13.28	$11.78	12.7%		13.28	$11.78	12.7%

Non-GAAP comparison[1]
Core revenue	$386,414	$365,705	5.7%		$1,511,915	$1,380,765	9.5%
Adjusted operating income	$10,562	$17,780	(40.6)%		$82,466	$84,063	(1.9)%
Adjusted operating income margin	2.7%	4.9%	(2.2)	pts	5.5%	6.1%	(0.6)	pts

Adjusted net income available to common stockholders	$7,226	$12,645	(42.9)%		$52,418	$58,657	(10.6)%
Adjusted diluted earnings per common share	$0.25	$0.43	(41.9)%		$1.79	$1.95	(8.2)%

Annualized adjusted ROCE	6.5%	12.4%	(5.9)	pts	12.4%	14.7%	(2.3)	pts
Adjusted book value per share, end of period	$15.53	$14.34	8.3%		$15.53	$14.34	8.3%

Underwriting Summary
Premiums:
Premiums in force	$2,079,069	$1,934,369	7.5%		$2,079,069	$1,934,369	7.5%
Policies in force	855,526	809,932	5.6%		855,526	809,932	5.6%

Direct premiums written	$470,895	$432,617	8.8%		$2,069,692	$1,921,833	7.7%
Direct premiums earned	$519,339	$482,126	7.7%		$1,999,805	$1,875,129	6.6%
Ceded premiums earned	$(170,985)	$(146,728)	16.5%		$(626,732)	$(623,193)	0.6%
Ceded premium ratio	32.9%	30.4%	2.5	pts	31.3%	33.2%	(1.9)	pts
Net premiums earned	$348,354	$335,398	3.9%		$1,373,073	$1,251,936	9.7%

Net ratios:
Loss ratio	82.3%	81.9%	0.4	pts	79.2%	79.3%	(0.1)	pts
Expense ratio	25.6%	21.8%	3.8	pts	24.9%	24.3%	0.6	pts
Combined ratio	107.9%	103.7%	4.2	pts	104.1%	103.6%	0.5	pts

[1] Reconciliation of GAAP to non-GAAP financial measures are provided in the attached tables. Adjusted net income (loss) available to common stockholders, adjusted diluted earnings (loss) per common share and core revenue exclude net realized gains (losses) on investments and net change in unrealized gains (losses) on investments. Adjusted operating income (loss) excludes the items above and interest and amortization of debt issuance costs. Adjusted book value per share excludes accumulated other comprehensive income (loss), net of taxes. Adjusted ROCE is calculated by dividing annualized adjusted net income (loss) available to common stockholders by average adjusted book value per share, with the denominator further excluding current period after-tax net realized gains (losses) on investments and net change in unrealized gains (losses) on investments.

Net Income and Adjusted Net Income
Net income available to common stockholders was $6.0 million, down from net income of $20.0 million in the prior year quarter, and adjusted net income available to common stockholders was $7.2 million, down from adjusted net income of $12.6 million in the prior year quarter. The decrease in adjusted net income mostly stems from lower underwriting income, partly offset by higher net investment income and commission revenue.

Revenues
Revenue was $384.8 million, up 2.5% from the prior year quarter and core revenue was $386.4 million, up 5.7% from the prior year quarter. The increase in core revenue primarily stems from higher net premiums earned, net investment income and commission revenue.

Direct premiums written were $470.9 million, up 8.8% from the prior year quarter. The increase stems from 0.8% growth in Florida and 38.4% growth in other states. Overall growth mostly reflects higher policies in force, higher rates and inflation adjustments.

Direct premiums earned were $519.3 million, up 7.7% from the prior year quarter. The increase stems from direct premiums written growth over the past twelve months.

The ceded premium ratio was 32.9%, up from 30.4%, in the prior year quarter. The increase primarily reflects replacement of the Reinsurance to Assist Policyholders (RAP) layer, which was provided by the state of Florida, with private market coverage.

Net premiums earned were $348.4 million, up 3.9% from the prior year quarter. The increase is primarily attributable to higher direct premiums earned, partly offset by a higher ceded premium ratio, as described above.

Net investment income was $15.6 million, up from $13.7 million in the prior year quarter. The increase primarily stems higher fixed income reinvestment yields and higher invested assets.

Commissions, policy fees and other revenue were $22.5 million, up 35.6% from the prior year quarter. The increase primarily reflects replacement of the RAP layer with private market coverage and replacement of the catastrophe bond with traditional reinsurance coverage in the 2024-2025 program.

Margins
The operating income margin was 2.3%, down from an operating income margin of 7.3% in the prior year quarter. The adjusted operating income margin was 2.7%, down from an adjusted operating income margin of 4.9% in the prior year quarter. The lower adjusted operating income margin primarily reflects a higher net combined ratio, partly offset by higher net investment income and commission revenue.

The net loss ratio was 82.3%, up 0.4 points compared to the prior year quarter. The increase primarily reflects higher weather losses, primarily from Hurricane Milton, partly offset by more favorable prior year reserve development.

The net expense ratio was 25.6%, up 3.8 points from 21.8% in the prior year quarter. The increase was primarily driven by higher policy acquisition costs associated with growth outside Florida and higher other operating costs.

The net combined ratio was 107.9%, up 4.2 points compared to the prior year quarter. The increase reflects higher net loss ratio and expense ratios, as described above.

Capital Deployment
During the fourth quarter, the Company repurchased approximately 370 thousand shares at an aggregate cost of $7.7 million. The Company’s current share repurchase authorization program has $2.6 million remaining.

On February 6, 2025, the Board of Directors declared a regular quarterly cash dividend of 16 cents per share of common stock, payable March 14, 2025 to shareholders of record as of the close of business on March 7, 2025.

Conference Call and Webcast
•Wednesday, February 26, 2025 at 10:00 a.m. ET
•Investors and other interested parties may listen to the call by accessing the online, real-time webcast at universalinsuranceholdings.com/investors or by registering in advance via teleconference at https://register.vevent.com/register/BIb9ed7bf57ebb4ae697ac54467570a179. Once registration is completed, participants will be provided with a dial-in number containing a personalized conference code to access the call. An online replay of the call will be available at universalinsuranceholdings.com/investors shortly after the investor call concludes.

About Universal
Universal Insurance Holdings, Inc. (NYSE: UVE) is a holding company providing property and casualty insurance and value-added insurance services. We develop, market, and write insurance products for consumers predominantly in the personal residential homeowners lines of business and perform substantially all other insurance-related services for our primary insurance entities, including risk management, claims management and distribution. We provide insurance products in the United States through both our appointed independent agents and our direct online distribution channels, primarily in Florida. Learn more at universalinsuranceholdings.com or get an insurance quote at Clovered.com.

Non-GAAP Financial Measures and Key Performance Indicators
This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the U.S. Securities and Exchange Commission (“SEC”), including core revenue, adjusted net income available to common stockholders and diluted adjusted earnings (loss) per common share, which exclude the impact of net realized gains (losses) on investments and net change in unrealized gains (losses) on investments. Adjusted operating income (loss) and adjusted operating income (loss) margin exclude the impact of net realized gains (losses) on investments and net change in unrealized gains (losses) on investments and interest and amortization of debt issuance costs. Adjusted common stockholders’ equity and adjusted book value per share exclude accumulated other comprehensive income (loss) (AOCI), net of taxes. Adjusted return on common equity excludes after-tax net realized gains (losses) on investments and net change in unrealized gains (losses) on investments from the numerator and AOCI, net of taxes, and current period after-tax net realized gains (losses) on investments and net change in unrealized gains (losses) on investments from the denominator. A “non-GAAP financial measure” is generally defined as a numerical measure of a company’s historical or future performance that excludes or includes amounts, or is subject to adjustments, so as to be different from the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles (“GAAP”). UVE management believes that these non-GAAP financial measures are meaningful, as they allow investors to evaluate underlying revenue and profitability trends and enhance comparability across periods. When considered together with the GAAP financial measures, management believes these metrics provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. UVE management also believes that these non-GAAP financial measures enhance the ability of investors to analyze UVE’s business trends and to understand UVE’s operational performance. UVE’s management utilizes these non-GAAP financial measures as guides in long-term planning. Non-GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, financial measures presented in accordance with GAAP. For more information regarding our key performance indicators, please refer to the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Key Performance Indicators” in our forthcoming Annual Report on Form 10-K for the year ended December 31, 2024.

Forward-Looking Statements
This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “will,” “plan,” and similar expressions identify forward-looking statements, which speak only as of the date the statement was made. Such statements may include commentary on plans, products and lines of business, marketing arrangements, reinsurance programs and other business developments and assumptions relating to the foregoing. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, including those risks and uncertainties described under the heading “Risk Factors” and “Liquidity and Capital Resources” in our 2024 Annual Report on Form 10-K, and supplemented in our subsequent Quarterly Reports on Form 10-Q. Future results could differ materially from those described, and the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. For further information regarding risk factors that could affect the Company’s operations and future results, refer to the Company’s reports filed with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K and the most recent quarterly reports on Form 10-Q.

Investors/Media:
Arash Soleimani, CFA, CPA, CPCU, ARe
Chief Strategy Officer
954-804-8874
asoleimani@universalproperty.com

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands, except per share data)

	December 31,	December 31,
	2024	2023
ASSETS
Invested Assets
Fixed maturities, at fair value	$1,269,079	$1,064,330
Equity securities, at fair value	77,752	80,495
Other investments, at fair value	$16,123	$10,434
Investment real estate, net	8,322	5,525
Total invested assets	1,371,276	1,160,784
Cash and cash equivalents	259,441	397,306
Restricted cash and cash equivalents	2,635	2,635
Prepaid reinsurance premiums	262,716	236,254
Reinsurance recoverable	627,617	219,102
Premiums receivable, net	77,936	77,064
Property and equipment, net	48,653	47,628
Deferred policy acquisition costs	121,178	109,985
Deferred income tax asset, net	42,163	43,175
Goodwill	2,319	2,319
Other assets	25,927	20,309
TOTAL ASSETS	$2,841,861	$2,316,561

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES:
Unpaid losses and loss adjustment expenses	$959,291	$510,117
Unearned premiums	1,060,446	990,559
Advance premium	46,237	48,660
Income taxes payable	6,561	5,886
Reinsurance payable, net	220,328	191,850
Commission payable	25,931	20,989
Long-term debt, net	101,243	102,006
Other liabilities and accrued expenses	48,574	105,197
Total liabilities	2,468,611	1,975,264
STOCKHOLDERS' EQUITY:
Cumulative convertible preferred stock ($0.01 par value)[2]	—	—
Common stock ($0.01 par value)[3]	475	472
Treasury shares, at cost - 19,382 and 18,303	(282,693)	(260,779)
Additional paid-in capital	121,781	115,086
Accumulated other comprehensive income (loss), net of taxes	(63,166)	(74,172)
Retained earnings	596,853	560,690
Total stockholders' equity	373,250	341,297
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,841,861	$2,316,561

Notes:
[2] Cumulative convertible preferred stock ($0.01 par value): Authorized - 1,000 shares; Issued - 10 and 10 shares; Outstanding - 10 and 10 shares; Minimum liquidation preference - $9.99 and $9.99 per share.

[3] Common stock ($0.01 par value): Authorized - 55,000 shares; Issued - 47,478 and 47,269 shares; Outstanding - 28,096 and 28,966 shares.

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (LOSS) (UNAUDITED)
(in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2024	2023	2024	2023
REVENUES
Net premiums earned	$348,354	$335,398	$1,373,073	$1,251,936
Net investment income	15,559	13,714	59,148	48,449
Net realized gains (losses) on investments	219	(892)	(1,315)	(1,229)
Net change in unrealized gains (losses) on investments	(1,824)	10,643	9,936	12,046
Commission revenue	16,121	10,960	51,792	54,058
Policy fees	4,315	4,219	19,490	18,881
Other revenue	2,065	1,414	8,412	7,441
Total revenues	384,809	375,456	1,520,536	1,391,582

EXPENSES
Losses and loss adjustment expenses	286,652	274,783	1,087,366	992,636
Policy acquisition costs	63,344	51,134	233,444	208,011
Other operating expenses	25,856	22,008	108,639	96,055
Total operating costs and expenses	375,852	347,925	1,429,449	1,296,702
Interest and amortization of debt issuance costs	1,612	1,635	6,476	6,531
Income before income tax expense	7,345	25,896	84,611	88,349
Income tax expense	1,327	5,897	25,683	21,526
NET INCOME	$6,018	$19,999	$58,928	$66,823

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
SHARE AND PER SHARE INFORMATION
(in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2024	2023	2024	2023
Weighted average common shares outstanding - basic	28,173	29,064	28,498	29,829
Weighted average common shares outstanding - diluted	29,118	29,487	29,274	30,147
Shares outstanding, end of period	28,096	28,966	28,096	28,966
Basic earnings per common share	$0.21	$0.69	$2.07	$2.24
Diluted earnings per common share	$0.21	$0.68	$2.01	$2.22
Cash dividend declared per common share	$0.29	$0.29	$0.77	$0.77
Book value per share, end of period	$13.28	$11.78	$13.28	$11.78
Annualized return on average common equity (ROCE)	6.2%	24.9%	16.5%	21.2%

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
SUPPLEMENTARY INFORMATION
(in thousands, except for Policies In Force data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2024	2023	2024	2023
Premiums
Direct premiums written - Florida	$342,565	$339,902	$1,598,426	$1,565,197
Direct premiums written - Other States	128,330	92,715	471,266	356,636
Direct premiums written - Total	$470,895	$432,617	$2,069,692	$1,921,833
Direct premiums earned	$519,339	$482,126	$1,999,805	$1,875,129
Net premiums earned	$348,354	$335,398	$1,373,073	$1,251,936

Underwriting Ratios - Net
Loss and loss adjustment expense ratio	82.3%	81.9%	79.2%	79.3%
General and administrative expense ratio	25.6%	21.8%	24.9%	24.3%
Policy acquisition cost ratio	18.2%	15.2%	17.0%	16.6%
Other operating expense ratio	7.4%	6.6%	7.9%	7.7%
Combined ratio	107.9%	103.7%	104.1%	103.6%

	As of
	December 31,
	2024	2023
Policies in force
Florida	567,307	567,893
Other States	288,219	242,039
Total	855,526	809,932

Premiums in force
Florida	$1,608,142	$1,577,210
Other States	470,927	357,159
Total	$2,079,069	$1,934,369

Total Insured Value
Florida	$186,751,842	$188,516,949
Other States	171,759,368	134,939,758
Total	$358,511,210	$323,456,707

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in thousands, except for per share data)

GAAP revenue to core revenue
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2024	2023	2024	2023
GAAP revenue	$384,809	$375,456	$1,520,536	$1,391,582
less: Net realized gains (losses) on investments	219	(892)	(1,315)	(1,229)
less: Net change in unrealized gains (losses) on investments	(1,824)	10,643	9,936	12,046
Core revenue	$386,414	$365,705	$1,511,915	$1,380,765

GAAP operating income to adjusted operating income
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2024	2023	2024	2023
GAAP income before income tax expense	$7,345	$25,896	$84,611	$88,349
add: Interest and amortization of debt issuance costs	1,612	1,635	6,476	6,531
GAAP operating income	8,957	27,531	91,087	94,880
less: Net realized gains (losses) on investments	219	(892)	(1,315)	(1,229)
less: Net change in unrealized gains (losses) on investments	(1,824)	10,643	9,936	12,046
Adjusted operating income	$10,562	$17,780	$82,466	$84,063

GAAP operating income margin to adjusted operating income margin
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2024	2023	2024	2023
GAAP operating income (a)	$8,957	$27,531	$91,087	$94,880
GAAP revenue (b)	384,809	375,456	1,520,536	1,391,582
GAAP operating income margin (a÷b)	2.3%	7.3%	6.0%	6.8%
Adjusted operating income (c)	10,562	17,780	82,466	84,063
Core revenue (d)	386,414	365,705	1,511,915	1,380,765
Adjusted operating income margin (c÷d)	2.7%	4.9%	5.5%	6.1%

GAAP net income (NI) to adjusted NI available to common stockholders
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2024	2023	2024	2023
GAAP NI	$6,018	$19,999	$58,928	$66,823
less: Preferred dividends	2	2	10	10
GAAP NI available to common stockholders (e)	6,016	19,997	58,918	66,813
less: Net realized gains (losses) on investments	219	(892)	(1,315)	(1,229)
less: Net change in unrealized gains (losses) on investments	(1,824)	10,643	9,936	12,046
add: Income tax effect on above adjustments	(395)	2,399	2,121	2,661
Adjusted NI available to common stockholders (f)	$7,226	$12,645	$52,418	$58,657

Weighted average diluted common shares outstanding (g)	29,118	29,487	29,274	30,147
Diluted earnings per common share (e÷g)	$0.21	$0.68	$2.01	$2.22
Diluted adjusted earnings per common share (f÷g)	$0.25	$0.43	$1.79	$1.95

GAAP stockholders’ equity to adjusted common stockholders’ equity
	As of
	December 31,	December 31,	December 31,
	2024	2023	2022
GAAP stockholders’ equity	$373,250	$341,297	$287,896
less: Preferred equity	100	100	100
Common stockholders’ equity (h)	373,150	341,197	287,796
less: Accumulated other comprehensive (loss), net of taxes	(63,166)	(74,172)	(103,782)
Adjusted common stockholders’ equity (i)	$436,316	$415,369	$391,578

Common shares outstanding (j)	28,096	28,966	30,389
Book value per common share (h÷j)	$13.28	$11.78	$9.47
Adjusted book value per common share (i÷j)	$15.53	$14.34	$12.89

GAAP return on common equity (ROCE) to adjusted ROCE
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2024	2023	2024	2023	2022
Actual or Annualized NI (loss) available to common stockholders (k)	$24,064	$79,988	$58,918	$66,813	$(22,267)
Average common stockholders’ equity (l)	386,648	321,300	357,174	314,497	358,699
ROCE (k÷l)	6.2%	24.9%	16.5%	21.2%	(6.2)%
Annualized adjusted NI (loss) available to common stockholders (m)	$28,904	$50,580	$52,418	$58,657	$(12,618)

Adjusted average common stockholders’ equity[4] (n)	441,632	408,267	422,593	399,396	423,199
Adjusted ROCE (m÷n)	6.5%	12.4%	12.4%	14.7%	(3.0)%

[4] Adjusted average common stockholders’ equity excludes current period after-tax net realized gains (losses) on investments and net change in unrealized gains (losses) on investments.